UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 18, 2018

Box, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Jefferson Ave.

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(877) 729-4269

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 18, 2018, the Board of Directors (the “Board”) of Box, Inc. (“Box”) appointed Kimberly Hammonds as a member of the Board. Ms. Hammonds will serve as a Class II director whose term expires at the annual meeting of stockholders to be held in 2019. Ms. Hammonds was also appointed to serve on the Audit Committee of the Board.

Ms. Hammonds, age 51, served as the Group Chief Operating Officer at Deutsche Bank AG, a global financial services company, from January 2016 to May 2018 and as a member of the Deutsche Bank Management Board from August 2016 to May 2018. She joined Deutsche Bank as Chief Information Officer and Global Co-Head Technology and Operations in November 2013 from The Boeing Company, a global aerospace company. Ms. Hammonds joined Boeing in 2008 and served in a number of capacities, including most recently as Chief Information Officer/Vice President, Global Infrastructure, Global Business Systems from January 2011 to November 2013. Ms. Hammonds joined Boeing from Dell Incorporated, where she led IT systems development for manufacturing operations in the Americas, and directed global IT reliability and factory systems. Ms. Hammonds currently serves on the board of directors of Cloudera, Inc. a data management, machine learning and advance analytics platform provider, Tenable Holdings, Inc., a provider of cybersecurity solutions, Red Hat, Inc., a provider of open source solutions, and Zoom Video Communications, Inc., an enterprise video communications company.

Ms. Hammonds holds a B.S. in Mechanical Engineering from University of Michigan at Ann Arbor and an MBA in Marketing from Western Michigan University.

Ms. Hammonds will receive the standard compensation for non-employee directors in accordance with the Company’s Outside Director Compensation Policy, as described in the Company’s 2018 Proxy Statement under “Director Compensation.”

There is no arrangement or understanding between Ms. Hammonds and any other persons pursuant to which she was selected as a director. Ms. Hammonds has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Hammonds and the Company will enter into the Company’s standard director indemnification agreement, whereby the Company will agree to indemnify, defend and hold Ms. Hammonds harmless from and against losses and expenses incurred as a result of her board service, subject to the terms and conditions provided in the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOX, INC.
Date: October 22, 2018

	By:	/s/ David Leeb
David Leeb
General Counsel and Corporate Secretary